Filed Pursuant to Rule 424(b)(3)

File Number 333-133393

PROSPECTUS SUPPLEMENT NO. 8

to Prospectus, as amended and restated,

declared effective on March 30, 2007

(Registration No. 333-133393)

WINMARK CORPORATION

This Prospectus Supplement No. 8 supplements our Prospectus, as amended and restated, declared effective March 30, 2007 (as previously supplemented by the prospectus supplements dated April 10, 2007, April 17, 2007, May 17, 2007, July 3, 2007, August 14, 2007, August 21, 2007 and October 9, 2007, collectively, the “Prospectus”).

You should read this Prospectus Supplement No. 8 together with the Prospectus.

This Prospectus Supplement No. 8 includes the attached the Current Report on Form 8-K as filed by us with the Securities and Exchange Commission on November 8, 2007.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus. This Prospectus Supplement No. 8 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 8 supersedes the information contained in the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 8 is November 8, 2007.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 6, 2007

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837

(Address of Principal Executive Offices)  (Zip Code)

(612) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On November 6, 2007, Sheila Morgan, spouse of John L. Morgan, chief executive officer and chairman of Winmark Corporation (“Winmark”), subscribed for and purchased $2,000,000 of unsecured subordinated notes of various maturities ($500,000 of one year maturity, $500,000 of two year maturity, and $1,000,000 of three year maturity) all on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed on Form 424B2 with the Securities and Exchange Commission on October 12, 2007 (“Interest Rate Supplement”) offered by Winmark pursuant to a prospectus and related documents declared effective on March 30, 2007 (“Prospectus”).  In connection with her investment, Mrs. Morgan agreed that her notes would be voted consistent with the majority of the remaining noteholders in an event of default.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Form of Subscription Agreement (Exhibit 4.4)(1)

10.2	Interest Rate Supplement (2)

(1)	Incorporated by reference to the specified exhibit to the Registration Statement on Form S-1, effective March 30, 2007 (Reg. No. 333-133393)

(2)	Incorporated by reference to the Form 424(b) filing on October 12, 2007, supplementing the Prospectus filed on Form S-1, effective March 30, 2007 (Reg. No. 333-133393)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: November 8, 2007	By:	/s/ Catherine P. Heaven
Catherine P. Heaven
Vice President and General Counsel

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

10.1	Form of Subscription Agreement (Exhibit 4.4)(1)

10.2	Interest Rate Supplement (2)

(1)	Incorporated by reference to the specified exhibit to the Registration Statement on Form S-1, effective March 30, 2007 (Reg. No. 333-133393)

(2)	Incorporated by reference to the Form 424(b) filing on October 12, 2007, supplementing the Prospectus filed on Form S-1, effective March 30, 2007 (Reg. No. 333-133393)